INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Technology Fund, Inc.:


We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-42639 of our report dated May 6, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
June 29, 1998